UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2009

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 5, 2009, Rewards Network Inc. entered into a Third Amendment to Loan and Security Agreement with RBS Business Capital (the “Lender”), which amends the Loan and Security Agreement, dated as of November 6, 2007, as amended (the “Agreement”), between the Lender and the Corporation. The amendment permits the Corporation to make certain Distributions, as defined in the Agreement, including issuing a cash dividend to its stockholders, provided that certain conditions are met.

The Corporation does not currently have any borrowings outstanding under this credit facility.

This summary is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 8.01	OTHER EVENTS.

On October 5, 2009, Rewards Network Inc. announced that its Board of Directors declared a special cash dividend of $2.00 per share of common stock, payable on October 22, 2009 to stockholders of record at the close of business on October 15, 2009. A copy of the press release announcing the special cash dividend is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Loan and Security Agreement, dated as of October 5, 2009, between Rewards Network Inc. and each of its domestic subsidiaries signatory thereto and RBS Business Capital.

99.1	Press release, dated October 5, 2009, issued by Rewards Network Inc. .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/S/ CHRISTOPHER J. LOCKE
Christopher J. Locke Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 5, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Loan and Security Agreement, dated as of October 5, 2009, between Rewards Network Inc. and each of its domestic subsidiaries signatory thereto and RBS Business Capital.

99.1	Press release, dated October 5, 2009, issued by Rewards Network Inc.